Exhibit 99.1

December 21, 2023

Reporters May Contact:

Kelly Polonus, Great Southern Bancorp, 417-895-5242

kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Announces Appointment of

Amelia “Amy” Counts to Boards of Directors

Springfield, Mo. – Great Southern Bancorp, Inc., (NASDAQ:GSBC), the holding company for Great Southern Bank, announced today that Amelia “Amy” Counts has been appointed to the Boards of Directors of the Bank and the holding company, with her service to commence January 1, 2024.

Great Southern President and CEO Joseph W. Turner said, “We welcome Amy as a director of our Company and Bank. We value diversity of talent, knowledge and experience in our Board members, and Amy’s extensive business development and customer relationship expertise will prove to be a tremendous asset to our Board. Amy being a resident of St. Louis will also bring valuable insight and perspective as we expand customer relationships in this key market for our Company.”

Counts is currently a regional vice president of sales at St. Louis-based Wise F&I. She has more than 25 years of experience in sales and marketing of information technology and software solutions, primarily in the automotive industry. Counts earned a bachelor’s degree from Missouri State University. She has received extensive training from several notable national sales training organizations, including the Northwestern Kellogg Sales Institute.

Counts currently serves on the Board of Trustees for the Missouri State University Foundation and acts as co-chair of the Foundation’s newly-formed Bears WIN, or Women’s Impact Network. She was also recently selected to serve as vice-chair of the now-underway Missouri State University Presidential Search Committee. She previously served on the Missouri State University Board of Governors from 2017 to 2023, acting as chair in 2021. In addition, Counts is a board member of St. Louis Artworks and an Alumni Advisory Board member for Delta Zeta Sorority – Epsilon Nu Chapter.

Other members of the Great Southern Boards include Chairman William V. Turner, President and CEO Joseph W. Turner, Kevin R. Ausburn, Julie T. Brown, Thomas J. Carlson, Steven D. Edwards, Debra Mallonee (Shantz) Hart, Douglas M. Pitt and Earl A. Steinert, Jr.

Headquartered in Springfield, Missouri, with $5.7 billion in assets, Great Southern offers a broad range of banking services to customers. The Company operates 90 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska and commercial lending offices in Atlanta; Charlotte, North Carolina; Chicago; Dallas; Denver; Omaha, Nebraska; Phoenix and Tulsa, Oklahoma. The common stock of Great Southern Bancorp, Inc. is listed on the Nasdaq Global Select Market under the symbol "GSBC."

www.GreatSouthernBank.com

Forward-Looking Statements

When used in this press release and in other documents filed or furnished by Great Southern Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), in the Company’s other press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “might,” “could,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions, known trends and statements about future performance, operations, products and services of the Company. The Company’s ability to predict results or the actual effects of future plans or strategies is inherently uncertain, and the Company’s actual results could differ materially from those contained in the forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: (i) expected revenues, cost savings, earnings accretion, synergies and other benefits from the Company’s merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (ii) changes in economic conditions, either nationally or in the Company’s market areas; (iii) the remaining effects of the COVID-19 pandemic on general economic and financial market conditions and on public health; (iv) fluctuations in interest rates, the effects of inflation or a potential recession, whether caused by Federal Reserve actions or otherwise; (v) the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; (vi) slower economic growth caused by changes in energy prices, supply chain disruptions or other factors; (vii) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; (viii) the possibility of realized or unrealized losses on securities held in the Company’s investment portfolio; (ix) the Company’s ability to access cost-effective funding and maintain sufficient liquidity; (x) fluctuations in real estate values and both residential and commercial real estate market conditions; (xi) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the marketplace; (xii) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber-attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (xiii) legislative or regulatory changes that adversely affect the Company’s business; (xiv) changes in accounting policies and practices or accounting standards; (xv) results of examinations of the Company and Great Southern Bank by their regulators, including the possibility that the regulators may, among other things, require the Company to limit its business activities, change its business mix, increase its allowance for credit losses, write-down assets or increase its capital levels, or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; (xvi) costs and effects of litigation, including settlements and judgments; (xvii) competition; (xviii) the transition from LIBOR to new interest rate benchmarks; and (xix) natural disasters, war, terrorist activities or civil unrest and their effects on economic and business environments in which the Company operates. The Company wishes to advise readers that the factors listed above and other risks described in the Company’s most recent Annual Report on Form 10-K, including, without limitation, those described under “Item 1A. Risk Factors,” subsequent Quarterly Reports on Form 10-Q and other documents filed or furnished from time to time by the Company with the SEC (which are available on our website at www.greatsouthernbank.com and the SEC’s website at www.sec.gov), could affect the Company’s financial performance and cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.